                                                                       EXHIBIT 1

                PACIFIC GAS AND ELECTRIC COMPANY
                SAVINGS FUND PLAN MASTER TRUST

                FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1998 AND 1997
                TOGETHER WITH REPORT OF
                INDEPENDENT PUBLIC ACCOUNTANTS

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST



                               Table of Contents
                               -----------------
Report of Independent Public Accountants                                                1

Statements of Net Assets as of December 31, 1998 and 1997                               2

Statements of Changes in Net Assets
        for the Years Ended December 31, 1998 and 1997                                  3

Notes to Financial Statements                                                           4

Fund Information:

     Exhibit I       Statement of Changes in Net Assets
                      with Fund Information for the Year Ended December 31, 1998        9

     Exhibit II     Statement of Changes in Net Assets
                     with Fund Information for the Year Ended December 31, 1997        10

Supplemental Schedules:

     Schedule I     Line 27(a) -- Schedule of Assets Held for Investment Purposes as of
                     December 31, 1998                                                 11

     Schedule II    Line 27(d) -- Schedule of Reportable Transactions for the
                     Year Ended December 31, 1998                                      13


                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Employee Benefit Committee of PG&E Corporation,
Pacific Gas and Electric Company and Participants in the
Pacific Gas and Electric Company Savings Fund Plans:

We have audited the accompanying statements of net assets of Pacific Gas and Electric Company Savings Fund Plan Master Trust (the Master Trust) as of December 31, 1998 and 1997, and the related statements of changes in net assets for the years then ended. These financial statements schedules referred to below are the responsibility of the Master Trust's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements are those of the Master Trust established under the Pacific Gas and Electric Company Savings Fund Plan Master Trust. These statements do not purport to present the financial statements of the individual employee benefit plans and do not contain disclosures necessary for a fair presentation of the financial statements of the individual employee benefit plans in conformity with generally accepted accounting principles. Furthermore, these statements do not purport to satisfy the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 relating to financial statements of employee benefit plans. Reference should be made to the Form 5500s and related financial statements of the individual employee benefit plans that have been prepared and filed pursuant to these reporting rules and regulations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Trust as of December 31, 1998 and 1997, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made of the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1998, and of reportable transactions for the year ended December 31, 1998, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information presented in Exhibits I and II is presented for purposes of additional analysis rather than to present the changes in net assets of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                        ARTHUR ANDERSEN LLP


San Francisco, California
 June 3, 1999

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                           Statements of Net Assets
                       as of December 31, 1998 and 1997
                                (in thousands)

                                                    1998            1997
                                                ----------      ----------
ASSETS:
    Investments at Fair Value                   $2,812,079      $2,530,972
    Stable Value Fund                              445,845         303,220
    Participant Loans                               11,057             -
                                                ----------      ----------
       Total Investments                         3,268,981       2,834,192
    Interest and Dividend Receivable                11,582          11,481
    Other Receivable                                 2,333             431
                                                ----------      ----------
            TOTAL ASSETS                         3,282,896       2,846,104
                                                ----------      ----------

LIABILITIES:
    Amounts Due to Brokers for Securities
       Received but not yet Paid                     5,387           6,996
                                                ----------      ----------
            TOTAL LIABILITIES                        5,387           6,996
                                                ----------      ----------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS     $3,277,509      $2,839,108
                                                ==========      ==========

  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                      Statements of Changes in Net Assets
                for the Years Ended December 31, 1998 and 1997
                                (in thousands)

                                                          1998             1997
                                                      -----------      -----------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
      Participating Plan Contributions:
        Employer                                      $    33,245      $    32,393
        Participant                                       105,412           96,682
      Interest and Dividend income                         62,568           81,801
      Net Appreciation in Fair Value of Investments       382,914          613,047
                                                      -----------      -----------
             TOTAL INCREASE                               584,139          823,923
                                                      -----------      -----------
DECREASE IN NET ASSETS ATTRIBUTABLE TO:
      Withdrawals Paid to Participating Plans             145,738          113,449
                                                      -----------      -----------
             TOTAL DECREASE                               145,738          113,449
                                                      -----------      -----------
NET INCREASE DURING THE YEAR                              438,401          710,474
                                                      -----------      -----------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS:
        BEGINNING OF YEAR                               2,839,108        2,128,634
                                                      -----------      -----------
        END OF YEAR                                   $ 3,277,509      $ 2,839,108
                                                      ===========      ===========

  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                         Notes to Financial Statements
                          December 31, 1998 and 1997


(1) DESCRIPTION OF THE MASTER TRUST
-----------------------------------

The following description of the Pacific Gas and Electric Company Savings Fund Plan Master Trust (the Master Trust) provides only general information. Participants should refer to the Trust Agreement for a complete description of the Trust provisions.

General
-------

Pacific Gas and Electric Company (the Company) established the Master Trust on January 1, 1988, to hold the assets of the Company Savings Fund Plans (the Plans). The Pacific Service Employees Association also participated in the Master Trust up to January 1, 1998. The Master Trust and its participating Plans are subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).


Effective November 17, 1997 the Board of Directors of PG&E Corporation (the Corporation), the Company's parent company, established the Employee Benefit Committee (EBC) to have oversight over the administration and financial management of the Master Trust and its participating Plans. The Company provides administrative support to the EBC to handle the day-to-day financial administration. The EBC reserves express authority over all decision-making on behalf of the Plan. The EBC retains State Street Bank and Trust Company as the trustee (Trustee) of the Master Trust.

Investment Options
------------------

The Trustee invests a significant portion of the contributions from the participating Plans in the common stock of PG&E Corporation, as directed by participants.

Individual Plan participants designate the way in which their contributions are invested and may change their investment designation at any time. Effective October 1, 1997, the Plan offered a total of nine investment funds to Plan participants. Participants were asked to re-direct funds by September 30, 1997. Balances not re-directed by participants were automatically rolled into funds as indicated below. The following investment funds are available to the participants:

    . PG&E Corporation Stock Fund - This Fund is structured to maximize the investment of participants' contributions in shares of PG&E Corporation common stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements.

    . Bond Index Fund (the former Bond Index Fund rolled into this fund) - This Fund invests primarily in government, corporate, mortgage-backed, and asset-backed securities. The Fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

    . Small Company Stock Index Fund - This Fund attempts to invest in all of the stocks in the Russell Special Small Company Index in proportion to their weighting in the index.

    . Large Company Stock Index Fund (the Diversified Equity Fund rolled into this fund) - This Fund invests in all 500 stocks in the S&P 500 Index in proportion to their weightings in the Index.

    . International Stock Index Fund - This Fund typically invests in all stocks in the Morgan Stanley Capital International Europe Australasia Far East (EAFE) Index in proportion to their weightings in the Index.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                         Notes to Financial Statements
                          December 31, 1998 and 1997


(1) Description of the Master Trust (cont.)
-------------------------------------------

    . Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 25 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

    .  Moderate Asset Allocation Fund (the Stock and Bond Fund rolled into this
       Fund) - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 35 percent in the Large Company Stock Index Fund, 15 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

    . Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond index Fund, 45 percent in the Large Company Stock Index Fund, 20 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.


    . Stable Value Fund (the Utility Stock Fund and the Guaranteed Income Fund rolled into this Fund) - This Fund invests in a diversified portfolio of investment contracts issued by insurance companies, banks, and other financial institutions.


The United States Bond Fund was closed to new contributions on July 1, 1991.

Participant Loans
-----------------

Effective April 1, 1998, participants of a participating Plan may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with prevailing rates as determined monthly by the Plan administrator. Interest rates on outstanding loans ranged from 8.75 percent to 9.50 percent as of December 31, 1998. Principal and interest are paid ratably through monthly deductions. The related interest income associated with these loans is re-invested back into the Plans in accordance with participants' current investment elections. Another participating plan implemented a similar loan program on January 1, 1999.


Administrative Fees
-------------------

The Company pays certain costs of administering the Plan, including fees and expenses of the Trustee and certain investment management fees. Certain investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.


Trust Termination or Merger
---------------------------

The Corporation's Board of Directors reserves the right to amend or terminate the Master Trust at any time by giving written notice to the Trustee. If the Master Trust is terminated, the Master Trust assets will be paid out to each participating Plan in proportion to its interest in the Master Trust.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                         Notes to Financial Statements
                          December 31, 1998 and 1997


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------------

Basis of Accounting and Use of Estimates
----------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions
affect the accompanying financial statements and disclosures.   Actual results
could differ from those estimates. These financial statements do not purport to present the net assets available for benefits or the change in net assets available for benefits of any of the individual participating Plans and do not include all disclosures necessary for a fair presentation of the financial statements of the individual participating plans in conformity with generally accepted accounting principles.

A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.


Investment Valuation and Income Recognition
-------------------------------------------

All investments (other than the Stable Value Fund and the Participant Loans) held by the Master Trust are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in an active market. Investments in the Stable Value Fund and Participant Loans are valued at cost which approximates fair value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of investments held by the Master Trust are allocated to the individual participating Plans each day based upon their proportional share of the net assets.

Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the moving average basis.


Payment of Benefits
-------------------

Benefit payments to participating plans are recorded upon distribution.


(3)  INVESTMENTS
----------------

General
-------

Each investment fund is managed by the Trustee or investment manager, which has discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Plan's investment funds, neither the Company nor the Corporation is involved in their day-to-day investment operations.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                         Notes to Financial Statements
                          December 31, 1998 and 1997


(3)  Investments (cont.)
------------------------

Total investments were comprised of the following balances as of December 31, 1998 and 1997:

                                        December 31, 1998    December 31, 1997
                                        ------------------   ------------------
                                          (in thousands)       (in thousands)

PG&E Corporation Stock Fund                    $  987,289           $1,082,056
Bond Index Fund                                    88,637               57,147
Small Company Stock Index Fund                     98,059               86,134
Large Company Stock Index Fund                  1,304,359            1,034,267
International Stock Index Fund                     37,346               23,087
Conservative Asset Allocation Fund                 36,770               24,063
Moderate Asset Allocation Fund                    181,106              163,909
Aggressive Asset Allocation Fund                   73,929               55,754
United States Bond Fund                             4,584                4,555
                                               ----------           ----------
 Investments at Fair Value                      2,812,079            2,530,972
Stable Value Fund                                 445,845              303,220
Participant Loans                                  11,057                   --
                                               ----------           ----------
 TOTAL INVESTMENTS                             $3,268,981           $2,834,192
                                               ----------           ----------

The accompanying Exhibits I and II provide a summary of the Plan's changes in net assets by investment options for the years ended December 31, 1998 and 1997, respectively.

The following individual investments represented 5% or more of net assets at December 31, 1998 and 1997:

                                        December 31, 1998    December 31, 1997
                                        ------------------   ------------------
                                          (in thousands)       (in thousands)

PG&E Corporation Common Stock               $  962,043           $1,054,786
State Street Global Advisors S&P 500
 Index Fund                                 $1,409,680           $1,124,126


Financial Investments with Off-Balance Sheet Risk
-------------------------------------------------

The EBC has adopted a "Position Statement on Risk Management and the Use of Derivatives" which applies to the Master Trust. This statement recognizes that derivatives may be used by the Master Trust's investment managers to achieve their investment objectives. However, the Master Trust assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 1998 and 1997, the Master Trust held no direct investments in derivatives.

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

                         Notes to Financial Statements
                          December 31, 1998 and 1997


(4)  TAX STATUS
---------------

The Company received favorable tax determination letters from the Internal Revenue Service (IRS) in November of 1995. The Master Trust is exempt from federal income taxes under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been made in the financial statements. The Plan sponsor believes that the Master Trust continues to be designed and operated in accordance with IRS requirements.


(5)  SUBSEQUENT EVENT
---------------------

Effective June 1, 1999, a significant participating plan of the Master Trust was amended to merge with various affiliated company plans forming the new PG&E Corporation Retirement Savings Plan. The assets of the amended plan withdrew and were transferred into the new plan in proportion to its interest in the Master Trust as of June 1, 1999. The withdrawing plan had approximately 48% interest in the net assets of the Master Trust at December 31, 1998.

                                                                       Exhibit 1

                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

           Statement of Changes in Net Assets with Fund Information
                     for the Year Ended December 31, 1998
                                (in thousands)




                                                                                Fund Information
                                                 ----------------------------------------------------------------------------------
                                                                           Small     Large
                                                   PG&E                   Company   Company  International Conservative   Moderate
                                                 Corporation    Bond       Stock     Stock       Stock         Asset        Asset
                                                   Stock        Index      Index     Index      Index        Alocation    Alocation
                                                   Fund          Fund       Fund      Fund       Fund          Fund          Fund
                                                 --------     ---------   -------   --------  ------------  -----------   --------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
    Participating Plan Contributions:
         Employer                                $   10,844    $   679  $  1,569  $   13,538  $     629      $    274      $  2,196
         Participant                                 32,197      2,163     5,745      43,136      2,338           883         6,949
    Interest and Dividend Income                     39,615          -         -         (15)         -             -             -
    Net Appreciation in Fair Value of Investments    36,135      5,765     7,353     286,170      5,241         4,171        26,745
                                                 ----------    -------  --------  ----------   --------      --------     ---------
           TOTAL INCREASE                           118,791      8,607    14,667     342,829      8,208         5,331        35,890

DECREASE IN NET ASSETS ATTRIBUTABLE TO:

    Withdrawals Paid to Participating Plans          48,523      3,280     2,275      42,148        740         1,094         5,749
                                                 ----------    -------   -------  ----------   --------      --------     ---------
            TOTAL DECREASE                           48,523      3,280     2,275      42,148        740         1,094         5,749

NET LOAN TRANSFERS                                   (3,849)      (222)     (215)     (4,089)      (170)          (31)         (490)
INTERFUND TRANSFERS                                (161,549)    26,379      (253)    (26,306)     6,957         8,032       (12,419)
                                                 -----------   -------   -------  ----------   --------      --------     ---------

NET INCREASE (DECREASE) DURING THE YEAR             (95,130)    31,484    11,924     270,286     14,255        12,238        17,232
                                                 -----------   -------   -------  ----------   --------      --------      --------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS:
    BEGINNING OF YEAR                             1,089,261     57,134    86,109   1,034,178     23,079        24,060       163,884
                                                 -----------   -------   -------  ----------  ---------      --------     ---------
    END OF YEAR                                  $  994,131    $88,618   $98,033  $1,304,464  $  37,334       $36,298      $181,116
                                                 ==========    =======   =======  ==========  =========      ========     =========

                                                                     Fund Information
                                                 -----------------------------------------------------
                                                 Aggressive      United
                                                   Asset         States         Stable
                                                 Allocation       Bond          Value       Participant
                                                    Fund          Fund          Fund           Loans         Total
                                                 ----------     --------       -------      -----------   ------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
    Participating Plan Contributions:
         Employer                                 $  1,195        $    -      $  2,321         $     -      $   33,245
         Participant                                 4,395             -         7,606               -         105,412
    Interest and Dividend Income                         -           140        22,353             475          62,586
    Net Appreciation in Fair Value of Investment    11,287             -            44               -         382,914
                                                  --------        ------      --------         -------      ----------
           TOTAL INCREASE                           16,877           140        37,324             475         584,157

DECREASE IN NET ASSETS ATTRIBUTABLE TO:

    Withdrawals Paid to Participating Plans          1,520           111        40,168             130         145,738
                                                  --------        ------      --------         -------      ----------
            TOTAL DECREASE                           1,520           111        40,168             130         145,738

NET LOAN TRANSFERS                                    (280)            -        (1,366)         10,712               -
INTERFUND TRANSFERS                                  3,108             -       136,051               -               -
                                                  --------        ------      --------         -------      ----------

NET INCREASE (DECREASE) DURING THE YEAR             18,185            29       146,841          11,057         438,401
                                                  --------        ------      --------         -------      ----------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS:
    BEGINNING OF YEAR                               35,746         4,555       301,102               -       2,839,108
                                                  --------        ------      --------         -------      ----------
    END OF YEAR                                  $  73,931        $4,584      $447,943         $11,057      $3,277,509
                                                 =========        ======      ========         =======      ==========


                       PACIFIC GAS AND ELECTRIC COMPANY               Exhibit II
                        SAVINGS FUND PLAN MASTER TRUST

           Statement of Changes in Net Assets with Fund Information
                     For The Year Ended December 31, 1997
                                (in thousands)


                                                                                       Fund Information
                                                 ----------------------------------------------------------------------------------
                                                                           Small     Large
                                                   PG&E                   Company   Company  International Conservative   Moderate
                                                 Corporation    Bond       Stock     Stock       Stock         Asset        Asset
                                                   Stock        Index      Index     Index       Index       Alocation    Alocation
                                                   Fund          Fund      Fund      Fund        Fund          Fund          Fund
                                                 --------     ---------   -------   --------  ------------  -----------   --------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Participating Plan Contributions:
        Employer                                $   12,616      $   469    $   347  $    3,399     $   119      $    55    $    580
        Participant                                 36,193        1,365      1,742      10,749         412          161       1,805
   Interest and Dividend Income                     46,065        1,343          -       1,377           -            -           -
   Net Appreciation (Depreciation) in Fair
    Value of Investments                           331,535        1,919     (1,576)     27,802      (2,007)         393       1,665
                                                ----------      -------    -------  ----------     -------      -------    --------
           TOTAL INCREASE                          426,409        5,096         13      43,227      (1,476)         614       4,050

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
   Withdrawals Paid to Participating Plans          41,266        1,574        439      12,959          96           62       1,465
                                                ----------      -------    -------  ----------     -------      -------    --------
           TOTAL DECREASE                           41,266        1,574        439      12,959          96           62       1,465

INTERFUND TRANSFERS                               (161,235)      25,084     86,535   1,003,910      24,651       23,508     161,299
                                                ----------      -------    -------  ----------     -------      -------    --------

NET INCREASE (DECREASE) DURING THE YEAR            223,908       28,606     86,109   1,034,178      23,079       24,060     163,884
                                                ----------      -------    -------  ----------     -------      -------    --------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS:

   BEGINNING OF YEAR                               865,353       28,528          -           -           -            -           -
                                                ----------      -------    -------  ----------     -------      -------    --------
   END OF YEAR                                  $1,089,261      $57,134    $86,109  $1,034,128     $23,079      $24,060    $163,884
                                                ==========      =======    =======  ==========     =======      =======    ========


                                                                                        Fund Information
                                                 ------------------------------------------------------------------------
                                                 Aggressive      United
                                                   Asset         States       Stable     Diversified   Stock and  Utility
                                                 Allocation       Bond        Value        Equity        Bond      Stock
                                                    Fund          Fund        Fund          Fund         Fund       Fund    Total
                                                 ----------     --------     -------    -----------   ----------  -------  --------

INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Participating Plan Contributions:
        Employer                                   $   741     $     -     $  2,039    $  10,012   $  1,982    $    534  $   32,393
        Participant                                    819           -        6,161       30,167      5,896       1,707      96,682
   Interest and Dividend Income                          -         129       18,523       12,821         78       1,565      81,801
   Net Appreciation (Depreciation) in Fair
    Value of Investments                               109           -          (93)     229,087     23,501         712     613,047
                                                   -------     -------     --------    ---------    -------    --------   ---------
           TOTAL INCREASE                            1,169         129       26,630      282,087     31,457       4,518     823,923

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
   Withdrawals Paid to Participating Plans             141         116       26,319       23,851      3,771        1,390    113,449
                                                   -------     -------     --------    ---------    -------    ---------  ---------
           TOTAL DECREASE                              141         116       26,319       23,851      3,771        1,390    113,449

INTERFUND TRANSFERS                                 54,718           -       27,936  (1,024,082)   (178,760)     (43,564)         -
                                                   -------     -------     --------  -----------  --------    ---------   ---------
NET INCREASE (DECREASE) DURING THE YEAR             55,746          13       28,247      765,846   (151,074)     (40,436)   710,474
                                                   -------     -------     --------  -----------   --------    ---------  ---------
NET ASSETS AVAILABLE TO PARTICIPATING PLANS:

   BEGINNING OF YEAR                                     -       4,542     $272,855      763,846    151,074       40,436  2,128,634
                                                   -------     -------     --------    ----------  --------    --------- ----------
   END OF YEAR                                     $55,746     $ 4,555     $301,102    $       -   $      -    $       - $2,839,108
                                                   =======     =======     ========    ==========  ========    ========= ==========


                                                                      Schedule I


                       PACIFIC GAS AND ELECTRIC COMPANY
                        SAVINGS FUND PLAN MASTER TRUST

         Line 27(a) -  Schedule of Assets Held for Investment Purposes
                            as of December 31, 1998
                     (Cost and Current Value in thousands)

                                                                                      NUMBER OF
                                                                                       UNITS OR                           CURRENT
  INDENTITY OF ISSUER AND DESCRIPTION OF INVESTMENT (INCLUDING MATURITY AND YIELD)    U.S. BONDS           COST            VALUE
-------------------------------------------------------------------------------      ---------------  ------------   ---------------
  PG&E CORPORATION STOCK FUND
*   PG&E CORPORATION COMMON STOCK                                                         30,541,054      $709,586          $962,043
*   STATE STREET BANK + TRUST CO
     SHORT TERM INVESTMENT FUND                                                           25,246,298        25,246            25,246
                                                                                     ---------------  ------------   ---------------
    TOTAL PG&E CORPORATION STOCK FUND                                                     55,787,352      $734,832          $987,289
                                                                                     ===============  ============   ===============

  BOND INDEX FUND
*   STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                    7,940,989       $83,125           $88,637
                                                                                     ===============  ============   ===============

  SMALL COMPANY STOCK INDEX FUND
*   STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                            8,472,402       $90,598           $98,059
                                                                                     ===============  ============   ===============

  LARGE COMPANY STOCK INDEX FUND
*    STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                      78,344,605    $1,017,004        $1,304,359
                                                                                     ===============  ============   ===============

  INTERNATIONAL STOCK INDEX FUND
*    STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                          3,295,905       $34,064           $37,346
                                                                                     ===============  ============   ===============

  CONSERVATIVE ASSET ALLOCATION FUND
*     STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                  1,946,229       $20,376           $21,724
*     STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                           161,241         1,636             1,827
*     STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                            335,766         3,542             3,886
*     STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                        560,560         7,753             9,333
                                                                                     ---------------  ------------   ---------------
     TOTAL CONSERVATIVE ASSET ALLOCATION FUND                                              3,003,796       $33,307           $36,770
                                                                                     ===============  ============   ===============

  MODERATE ASSET ALLOCATION FUND
*    STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                   6,465,026       $65,884           $72,163
*    STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                          1,598,518        16,199            18,113
*    STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                           2,406,296        25,491            27,850
*    STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                       3,782,806        48,663            62,980
                                                                                     ---------------  ------------   ---------------
    TOTAL MODERATE ASSET ALLOCATION FUND                                                  14,252,646      $156,237          $181,106
                                                                                     ===============  ============   ===============

  AGGRESSIVE ASSET ALLOCATION FUND
*    STATE STREET GLOBAL ADVISORS BOND MARKET INDEX FUND                                   1,317,732       $13,660           $14,708
*    STATE STREET GLOBAL ADVISORS DAILY EAFE FUND                                            977,478         9,952            11,076
*    STATE STREET GLOBAL ADVISORS RUSSELL SPECIAL SMALL CO. FUND                           1,307,888        13,965            15,137
*    STATE STREET GLOBAL ADVISORS S&P 500 INDEX FUND                                       1,982,596        26,311            33,008
                                                                                     ---------------  ------------   ---------------
    TOTAL AGGRESSIVE ASSET ALLOCATION FUND                                                 5,585,694       $63,888           $73,929
                                                                                     ===============  ============   ===============

  UNITED STATES BOND FUND
     UNITED STATES SAVINGS BONDS, SERIES E
     (UNITS OF $18.75 COST AND $25.00 MATURITY)                                                4,580           $86              $383
     UNITED STATES SAVINGS BONDS, SERIES EE
     (UNITS OF $25.00 COST AND $50.00 MATURITY)                                               72,468         1,812             3,520
     UNITED STATES SAVINGS BONDS, SERIES EE
     (UNITS OF $50.00 COST AND $100.00 MATURITY)                                               8,638           432               681
                                                                                     ---------------  ------------   ---------------
     TOTAL UNITED STATES BOND FUND                                                            85,686        $2,330            $4,584
                                                                                     ===============   ===========    ==============

                       PACIFIC GAS AND ELECTRIC COMPANY       Schedule I (cont.)
                        SAVINGS FUND PLAN MASTER TRUST

         Line 27(a) - Schedule of Assets Held for Investment Purposes
                        as of December 31, 1998 (cont.)
                     (Cost and Current Value in thousands)


                                                                                     NUMBER OF
                                                                                     UNITS OR                     CURRENT
  IDENTITY OF ISSUER AND DESCRIPTION OF INVESTMENT (INCLUDING MATURITY AND YIELD)    US BONDS         COST         VALUE
---------------------------------------------------------------------------------  ------------   ------------  ------------
  STABLE VALUE FUND (1)
    INSURANCE COMPANY GENERAL ACCOUNTS
      ALLSTATE LIFE INSURANCE CO                                   11/99   8.3%         N/A             $6,816        $6,816
      ALLSTATE LIFE INSURANCE CO                                   02/02   6.1%         N/A             27,655        27,655
      CDC INVESTMENT MGMT CORP                                     10/99   7.6%         N/A              3,018         3,018
      CDC INVESTMENT MGMT CORP                                     12/20   6.5%         N/A              1,241         1,241
      CONTINENTAL ASSURANCE CO                                     12/99   6.0%         N/A             46,081        46,081
      JACKSON NATIONAL LIFE                                        06/01   6.0%         N/A              9,006         9,006
      JOHN HANCOCK MUTUAL LIFE                                     06/20   Variable     N/A              2,984         2,984
      JOHN HANCOCK MUTUAL LIFE                                     12/99   Variable     N/A             21,088        21,088
      JOHN HANCOCK MUTUAL LIFE                                     09/00   6.7%         N/A              4,046         4,046
      LIFE INSURANCE CO OF VIRGINIA                                02/00   6.4%         N/A              4,506         4,506
      MASS MUTUAL LIFE INS                                         11/03   6.0%         N/A             10,617        10,617
      METROPOLITAN LIFE INS CO                                     12/99   Variable     N/A             11,762        11,762
      MET LIFE INS GAC                                             08/99   7.4%         N/A             10,391        10,391
      NEW YORK LIFE INS CO                                         10/00   7.1%         N/A             10,305        10,305
      PACIFIC MUTUAL LIFE INS CO                                   02/00   6.4%         N/A              2,808         2,808
      PEOPLES SECURITY LIFE                                        09/03   6.0%         N/A             55,442        55,442
      PEOPLES SECURITY LIFE                                        12/99   6.4%         N/A              5,855         5,855
      PEOPLES SECURITY LIFE                                        12/99   7.1%         N/A              2,321         2,321
      PEOPLES SECURITY LIFE                                        12/99   6.5%         N/A              4,020         4,020
*     STATE STREET BANK + TRUST CO                                 05/01   Variable     N/A             58,718        58,718
      TRANSAMERICA LIFE + ANNUITY                                  11/04   Variable     N/A             55,159        55,159
      SECURITY LIFE OF DENVER                                      10/99   Variable     N/A              2,519         2,519
      UNITED OMAHA LIFE INS                                        07/00   5.9%         N/A              1,996         1,996
                                                                                   -------------- ------------  ------------
    TOTAL INSURANCE COMPANY GENERAL ACCOUNTS                                                          $358,354      $358,354
                                                                                                  ------------  ------------
    CORPORATE DEBT INSTRUMENTS
      CAISSE DES DEPOTS                                            10/02   6.0%         N/A             20,119        20,119
      CAISSE DES DEPOTS                                            12/99   5.3%         N/A             10,071        10,071
      CAISSE DES DEPOTS                                            09/00   6.2%         N/A              3,187         3,187
      CAISSE DES DEPOTS                                            12/99   6.2%         N/A              2,465         2,465
                                                                                   -------------- ------------  ------------
    TOTAL CORPORATE DEBT INSTRUMENTS                                                                   $35,842       $35,842
                                                                                                  ------------  ------------
    INTEREST BEARING ACCOUNTS
      GENERAL ELEC CAP CORP DISC                                                      15,000,000       $14,970       $14,970
      IBM CR CORP                                                                     10,000,000        $9,994        $9,994
*     STATE STREET BANK + TRUST CO CD                                                 26,685,527        26,685        26,685
                                                                                   -------------- ------------  ------------
    TOTAL INTEREST BEARING ACCOUNTS                                                                    $51,649       $51,649
                                                                                   -------------- ------------  ------------
    TOTAL STABLE VALUE FUND                                                           51,685,527      $445,845      $445,845
                                                                                   ============== ============  ============

  PARTICIPANT LOANS (Interest ranging from 8.75% to 9.50%)                              N/A            $11,057       $11,057
                                                                                   ============== ============  ============

  TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                          228,454,602     2,672,287     3,268,981
                                                                                   ============== ============  ============

(1) The Stable Value Fund investment contracts are not measured in number of units and therefore unit information is not applicable (N/A).
*   Represents a party-in-interest as defined by ERISA.

                       PACIFIC GAS AND ELECTRIC COMPANY              Schedule II
                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                     for the Year Ended December 31, 1998
                            (dollars in thousands)


PG&E CORPORATION STOCK FUND


BEGINNING TOTAL ASSET VALUE:                           $1,092,293
5% OF TOTAL ASSET VALUE:                                  $54,615

                                                                  PURCHASE                SALE       5500                TOTAL COST/
SECURITY DESCRIPTION                                   #PURCH.      COST       #SALES   PROCEEDS     GAIN       TOTAL#     PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
PG&E CORPORATION COMMON STOCK FUND                        28     $ 72,839      169    $201,717     $6,525       197      $274,556

STATE STREET BANK + TRUST CO.
  SHORT TERM INVESTMENT FUND                             117     $264,144      130    $266,168     $    -       247      $530,312

                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)


BOND INDEX FUND


BEGINNING TOTAL ASSET VALUE:              $57,147
5% OF TOTAL ASSET VALUE:                   $2,857

                                                          PURCHASE                 SALE          5500                   TOTAL COST/
SECURITY DESCRIPTION                      #PURCH.           COST       #SALES     PROCEEDS       LOSS       TOTAL#        PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS BOND
  MARKET INDEX FUND                         147           $58,194       114       $32,469      $1,057        261          $90,663

                            SAVINGS FUND PLAN MASTER TRUST

                   LINE 27(d) - Schedule of Reportable Transactions
                     for the Year Ended December 31, 1998 (cont.)
                                (dollars in thousands)


SMALL COMPANY STOCK INDEX FUND



BEGINNING TOTAL ASSET VALUE:                       $     86,134
5% OF TOTAL ASSET VALUE:                           $      4,307

                                                         PURCHASE                SALE            5500                TOTAL COST/
SECURITY DESCRIPTION                           #PURCH.     COST       #SALES     PROCEEDS        GAIN     TOTAL#      PROCEED
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS RUSSELL
 SPECIAL SMALL COMPANY FUND                      122     $   56,017     137      $   51,445   $    (615)    259       $   107,462


                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)


LARGE COMPANY STOCK INDEX FUND

BEGINNING TOTAL ASSET VALUE:        $     1,034,282
5% OF TOTAL ASSET VALUE:            $        51,714

                                                      PURCHASE                    SALE         5500                    TOTAL COST/
SECURITY DESCRIPTION                    #PURCH.        COST        #SALES       PROCEEDS       GAIN        TOTAL#       PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS
  S&P 500 INDEX FUND                      131      $   236,902       136      $   252,979    $    28,587      267      $   489,881


                       PACIFIC GAS AND ELECTRIC COMPANY      Schedule II (cont.)
                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)

INTERNATIONAL STOCK INDEX FUND



BEGINNING TOTAL ASSET VALUE:            $    23,087
5% OF TOTAL ASSET VALUE:                $     1,154

                                                        PURCHASE                       SALE         5500               TOTAL COST/
SECURITY DESCRIPTION                      #PURCH.         COST          #SALES       PROCEEDS       GAIN      TOTAL#    PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS
  DAILY EAFE FUND                           132         $   41,187        128        $   32,170   $  1,332      260    $  73,357

                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)


CONSERVATIVE ASSET ALLOCATION FUND



BEGINNING TOTAL ASSET VALUE:           $24,063
5% OF TOTAL ASSET VALUE:               $ 1,203


                                                       PURCHASE                    SALE        5500                 TOTAL COST/
SECURITY DESCRIPTION                        #PURCH.      COST        #SALES      PROCEEDS      GAIN     TOTAL#        PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS BOND
 MARKET INDEX FUND                            146     $   16,829       108    $  10,896   $     390       254       $   27,725

STATE STREET GLOBAL ADVISORS
 DAILY EAFE FUND                              136     $    1,638       104    $   1,316   $      72       240       $    2,954

STATE STREET GLOBAL ADVISORS
 RUSSELL SPECIAL SMALL CO. FUND               141     $    3,313       105    $   2,202   $     (36)      246       $    5,515

STATE STREET GLOBAL ADVISORS
 S&P 500 INDEX FUND                           140     $    6,936       108    $   5,769   $     497       248       $   12,705

                       PACIFIC GAS AND ELECTRIC COMPANY      Schedule II (cont.)
                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)


MODERATE ASSET ALLOCATION FUND



BEGINNING TOTAL ASSET VALUE:     $    163,909
5% OF TOTAL ASSET VALUE:         $      8,195



                                                          PURCHASE                      SALE       5500             TOTAL COST/
SECURITY DESCRIPTION                          #PURCH.       COST         #SALE        PROCEEDS     LOSS   TOTAL#     PROCEEDS
-------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS BOND
 MARKET INDEX FUND                              118       $   22,133      136      $   19,973   $    908    254    $    42,106

STATE STREET GLOBAL ADVISORS
 DAILY EAFE FUND                                115       $    6,417      131      $    7,996   $    544    246    $    14,413

STATE STREET GLOBAL ADVISORS
 RUSSELL SPECIAL SMALL CO. FUND                 116       $    8,555      131      $    7,940   $   (231)   247    $    16,495

STATE STREET GLOBAL ADVISORS
 S&P 500 INDEX FUND                             113       $    9,724      137      $   20,467   $  2,162    250    $    30,191

                       PACIFIC GAS AND ELECTRIC COMPANY      Schedule II (cont.)
                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)

AGGRESSIVE ASSET ALLOCATION FUND


BEGINNING TOTAL ASSET VALUE:            $  55,754
5% OF TOTAL ASSET VALUE:                $   2,788


                                                         PURCHASE                    SALE          5500                 TOTAL COST/
SECURITY DESCRIPTION                        #PURCH.        COST         #SALES     PROCEEDS        GAIN       TOTAL#     PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET GLOBAL ADVISORS BOND
  MARKET INDEX FUND                          140         $  8,415        108        $  5,660      $   234      248        $  14,075

STATE STREET GLOBAL ADVISORS
  DAILY EAFE FUND                            140         $  6,115        107        $  5,115      $   285      247        $  11,230

STATE STREET GLOBAL ADVISORS
  RUSSELL SPECIAL SMALL CO. FUND             141         $  7,538        106        $  4,746      $  (150)     247        $  12,284

STATE STREET GLOBAL ADVISORS
  S&P 500 INDEX FUND                         138         $ 11,792        115        $ 11,451      $ 1,043      253        $  23,243

                       PACIFIC GAS AND ELECTRIC COMPANY      Schedule II (cont.)
                        SAVINGS FUND PLAN MASTER TRUST

               LINE 27(d) - Schedule of Reportable Transactions
                 for the Year Ended December 31, 1998 (cont.)
                            (dollars in thousands)


STABLE VALUE FUND


BEGINNING TOTAL ASSET VALUE:    $  304,880
5% OF TOTAL ASSET VALUE:        $   15,244

                                                        PURCHASE                       SALE         5500               TOTAL COST/
SECURITY DESCRIPTION                      #PURCH.         COST          #SALES       PROCEEDS       LOSS      TOTAL#    PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME
------------
  CAISSE DES DEPOTS                          12         $   37,431         19        $   24,399   $   -          31     $   61,830
  CONTINENTAL ASSURANCE CD                   16         $   55,953         66             9,871   $   -          82     $   65,824
  FLEETWOOD CR GRANTOR TR                    17         $   59,723         75        $   60,497   $   -          92     $  120,220
  PEOPLES SECURITY LIFE                      13         $   24,240         82        $   18,565   $   -          95     $   42,805
  PROVIDENT LIFE + ACCIDENT                   1         $   10,373          7        $   28,333   $   -           8     $   38,706
  STATE STREET BANK + TRUST  CD             137         $  440,004        127        $  370,421   $   -         264     $  810,425
  TRANSAMERICA LIFE + ANNUITY                 2         $   55,310          3        $      151   $   -           5     $   55,461

SHORT TERM
----------
  GENERAL ELECTRIC CAP CORP DISC              2         $   29,953          2        $   26,942   $    15         4     $   56,895
  KOCH INDUSTRIES                             1         $    9,997          1        $   10,000   $     4         2     $   19,997
  MERRILL LYNCH + CO INC.                     2         $    9,993          2        $    9,993   $   -           4     $   19,986

                PACIFIC GAS AND ELECTRIC COMPANY
                SAVINGS FUND PLAN - PART I

                FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1998 AND 1997
                TOGETHER WITH REPORT OF
                INDEPENDENT PUBLIC ACCOUNTANTS

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I


                               Table of Contents
                               -----------------

Report of Independent Public Accountants                                                1

Statements of Net Assets Available for Benefits as of December 31, 1998 and 1997        2

Statements of Changes in Net Assets Available for Benefits
     for the Years Ended December 31, 1998 and 1997                                     3

Notes to Financial Statements                                                           4

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefit Committee of PG&E Corporation,
Pacific Gas and Electric Company and Participants in the
Pacific Gas and Electric Company Savings Fund Plan:

We have audited the accompanying statements of net assets available for benefits of Pacific Gas and Electric Company Savings Fund Plan - Part I (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP


San Francisco, California,
  June 3, 1999

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                Statements of Net Assets Available for Benefits
                       as of December 31, 1998 and 1997
                                (in thousands)

                                                                         1998                 1997
                                                                    -------------        -------------
ASSETS:
        Investment in Pacific Gas and Electric Company
         Savings Fund Plan Master Trust                             $   1,556,898        $   1,329,770
                                                                    -------------        -------------
NET ASSETS AVAILABLE FOR BENEFITS                                   $   1,556,898        $   1,329,770
                                                                    =============        =============


  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

          Statements of Changes in Net Assets Available for Benefits
                for the Years Ended December 31, 1998 and 1997
                                (in thousands)


                                                                                      1998                         1997
                                                                                ---------------            -----------------
       INCREASE IN NET ASSETS ATTRIBUTABLE TO:
               Employer Contributions                                             $    17,148                  $     16,715
               Employee Contributions                                                  42,113                        37,769
               Net Investment Gain From Master Trust                                  231,479                       308,198
                                                                                ---------------            -----------------
                             TOTAL INCREASE                                           290,740                       362,682
                                                                                ---------------            -----------------
       DECREASE IN NET ASSETS ATTRIBUTABLE TO:
               Benefit Distributions to Participants                                   59,405                        57,293
                                                                                ---------------            -----------------
                             TOTAL DECREASE                                            59,405                        57,293
                                                                                ---------------            -----------------
       NET INCREASE DURING THE YEAR BEFORE
               INTERPLAN TRANSFERS                                                    231,335                       305,389
       INTERPLAN TRANSFERS (OUT) IN                                                    (4,207)                            6
                                                                                ---------------            -----------------

       NET ASSETS AVAILABLE FOR BENEFITS:

               BEGINNING OF YEAR                                                    1,329,770                     1,024,375
                                                                                ---------------            -----------------
               END OF YEAR                                                        $ 1,556,898                  $  1,329,770
                                                                                ===============            =================

  The accompanying notes are an integral part of these Financial Statements.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997

(1) DESCRIPTION OF PLAN
-----------------------

The following brief description of the Pacific Gas and Electric Company Savings Fund Plan - Part I is provided for general informational purposes only. Participants should refer to the Plan document for more complete information.

General
-------

The Pacific Gas and Electric Company Savings Fund Plan - Part I (the Plan) is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan covers all eligible non-union employees of Pacific Gas and Electric Company (the Company) and the non-union employees of other related entities as designated by the Employee Benefit Committee (EBC) of the Company's parent company, PG&E Corporation (the Corporation). The Plan participates in the Pacific Gas and Electric Company Savings Fund Plan Master Trust (the Master Trust).

The EBC was established November 17, 1997 by the Corporation's Board of Directors to have oversight over the administration and financial management of the Plan and the related Master Trust. The Company provides administrative support to the EBC to handle the day-to-day financial administration. The EBC reserves express authority over all decision-making on behalf of the Plan. The EBC retained State Street Bank and Trust Company as the Trustee (the Trustee) of the Plan.

Eligibility
-----------

Non-Union Employees of the Company are eligible to participate in the Plan immediately upon employment.

Contributions
-------------

Participating employees may elect to contribute from 1 to 15 percent of their annual base salary ("Annual Base Salary") on a pre-tax or after-tax basis through payroll deductions. The Annual Base Salary for purposes of the Plan is limited by the Internal Revenue Code (the Code) to $160,000 for 1998 and 1997. Participants may also rollover amounts representing distributions from other qualified plans. This amount may be pre-tax, or after-tax contributions. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the Plan.

As provided by the Code, pre-tax employee contributions may not exceed $10,000 for 1998 and $9,500 for 1997, and total contributions to a participant's account may not exceed the lesser of 25% of compensation or $30,000 for each year.

The Company matches contributions in an amount equal to 75% of each participant's elective contribution, up to 6% of the participant's annual base salary depending on length of service as defined by the Plan.

Participating employees may elect to contribute to the Plan any excess funds from the FLEX benefits program, which is a cafeteria plan qualified under
Section 125 of the Code. These funds, which are invested in the participant's account in December, are considered tax deferred contributions but are not eligible for matching employer contributions.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997

(1)  Description of Plan (cont.)
--------------------------------

Participant Accounts
--------------------

Individual accounts are maintained for each of the Plan's participants and each account is credited with their elective contribution, the Company's matching contribution and an allocation of the Plan's net earnings and administrative expenses. Allocations are based on participant account balances as defined in the Plan Agreement.

Vesting
-------

Participant elective contributions, Company matching contributions, and the accumulated earnings and losses thereon are 100% vested at all times.

Investment Options
------------------

Individual Plan participants designate the way in which their contributions are invested and may change their investment designation at any time. Effective October 1, 1997, the Plan offered a total of nine investment funds to Plan participants. Participants were asked to re-direct funds by September 30, 1997. Balances not re-directed by participants were automatically rolled into funds as indicated below. The following investment funds are available to the participants:

 . PG&E Corporation Stock Fund - This Fund is structured to maximize the investment of participants' contributions in shares of PG&E Corporation common stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements.

 . Bond Index Fund (the previous Bond Index Fund rolled into this fund) - This Fund invests primarily in government, corporate, mortgage-backed, and asset-backed securities. The Fund invests in a well-diversified portfolio that is representative of the broad domestic bond market.

 . Small Company Stock Index Fund - This Fund attempts to invest in all of the stocks in the Russell Special Small Company Index in proportion to their weighting in the index.

 . Large Company Stock Index Fund (the Diversified Equity Fund rolled into this fund) - This Fund invests in all 500 stocks in the S&P 500 Index in proportion to their weighting in the Index.

 . International Stock Index Fund - This Fund typically invests in all stocks in the Morgan Stanley Capital International Europe Asia Far East (EAFE) Index in proportion to their weighting in the Index.

 . Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 25 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund .

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997


(1)  Description of Plan (cont.)
--------------------------------

 . Moderate Asset Allocation Fund (the Stock and Bond Fund rolled into this fund) - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 35 percent in the Large Company Stock Index Fund, 15 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

 . Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond index Fund, 45 percent in the Large Company Stock Index Fund, 20 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund .

 . Stable Value Fund (the Utility Stock Fund and the Guaranteed Income Fund rolled into this Fund) - This Fund invests in a diversified portfolio of investment contracts issued by insurance companies, banks, and other financial institutions.

Participant Loans
-----------------

Effective April 1, 1998, participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with prevailing rates as determined monthly by the Plan administrator. Interest rates on outstanding loans ranged from 8.75 percent to 9.50 percent as of December 31, 1998. Principal and interest are paid ratably through payroll deductions. The related interest income associated with these loans is re-invested back into the Plan in accordance with participants' current investment elections.

Benefits
--------

Upon termination of service from any affiliate of the Corporation, disability or retirement, a participant may elect to receive an amount equal to the participant's account value. The form of payment may be a single lump-sum distribution, or a partial distribution with the remainder paid later. The participant may also elect to roll their account balances into another qualified plan or account. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment.

Withdrawals
-----------

Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and Plan Administrator. In-service withdrawals and hardship withdrawals are permitted.

Administrative Expenses
-----------------------

The Company pays certain costs of administering the Plan, including fees and expenses of the Trustee and certain investment management fees. Certain investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997

(1) Description of Plan (cont.)
-------------------------------

Voting Rights
-------------

Each participant is entitled to exercise voting rights attributable to the shares allocated to their account for the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of Plan participants and beneficiaries.

Plan Termination
----------------

The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to provisions of ERISA. In the event the Plan is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Company or the Corporation.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

Basis of Accounting and Use of Estimates
----------------------------------------

The accompanying financial statements are prepared in conformity with generally accepted accounting principles. The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Investment Valuation and Income Recognition
-------------------------------------------

The Plan's interest in the Master Trust (except for interest in the Stable Value Fund and the Participant Loans) is stated at fair value based on the Plan's prorated interest in the Master Trust. Fair value for units is determined by quoted prices in an active market. The Master Trust values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Master Trust are allocated to the individual participating plans each day based upon their proportional share of the fund balances

Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the moving average basis.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997


(2)  Summary of Significant Accounting Policies (cont.)
-------------------------------------------------------

Payment of Benefits
-------------------

Benefit payments to participants are recorded upon distribution.

(3)  INVESTMENTS
----------------

General
-------

Each investment fund is managed by the Trustee or investment manager, which has discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Plan's investment funds, neither the Company nor the Corporation is involved in their day-to-day investment operations.

The Plan has a prorated interest in the net assets of the Master Trust. Effective January 1, 1998, active employees of Pacific Service Employees Association (PSEA) withdrew their interest from the Master Trust. As of December 31, 1998, the Master Trust Agreement allows the Company's Savings Fund Plans and PSEA retirees to participate in the Master Trust.

Participants should refer to the separate Master Trust financial statements or their individual quarterly Savings Fund Plan account statements for information relating to the activity in each of the investment options.

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997

(3)  Investments (cont.)
------------------------

Master Trust Fund Information and Plan Allocation
-------------------------------------------------

The following summarizes the net assets and related investment fund balances of the Master Trust and the Plan's allocated share of such amounts as of December 31, 1998 and 1997:

                                        December 31, 1998    December 31, 1997
                                        ------------------   ------------------
                                          (in thousands)       (in thousands)

PG&E Corporation Stock Fund                    $  987,289           $1,082,056
Bond Index Fund                                    88,637               57,147
Small Company Stock Index Fund                     98,059               86,134
Large Company Stock Index Fund                  1,304,359            1,034,267
International Stock Index Fund                     37,346               23,087
Conservative Asset Allocation Fund                 36,770               24,063
Moderate Asset Allocation Fund                    181,106              163,909
Aggressive Asset Allocation Fund                   73,929               55,754
United States Bond Fund                             4,584                4,555
                                               ----------           ----------
 Investments at Fair Value                      2,812,079            2,530,972
Stable Value Fund                                 445,845              303,220
Participant Loans                                  11,057                   --
                                               ----------           ----------
 TOTAL INVESTMENTS                              3,268,981            2,834,192
                                               ----------           ----------
Interest and Dividend Receivable                   11,582               11,481
Other Receivable                                    2,333                  431
Liabilities                                        (5,387)              (6,996)
                                               ----------           ----------
 NET ASSETS                                     3,277,509            2,839,108
                                               ----------           ----------

Allocated to the Plan                           1,556,898            1,329,770
Allocated to other plans                        1,720,611            1,509,338
                                               ----------           ----------
 TOTAL ALL PLANS                               $3,277,509           $2,839,108
                                               ----------           ----------

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(3)  Investments (cont.)
------------------------

The composition of the Master Trust investment income by major category for the years ended December 31, 1998 and 1997 is as follows (in thousands):

                                                            1998                        1997
                                                      --------------               --------------
Net appreciation in fair value of investments               $382,914                     $613,047
Interest and Dividend Income                                  62,568                       81,801
                                                      --------------               --------------

 Total Investment Income                                     445,482                      694,848
                                                      --------------               --------------

Allocated to the Plan                                        231,479                      308,198
Allocated to other plans                                     214,003                      386,650
                                                      --------------               --------------

                                                            $445,482                     $694,848
                                                      --------------               --------------

The net appreciation (depreciation) in fair value of investments of the Master Trust by major investment category for the years ended December 31, 1998 and 1997 is as follows (in thousands):

                                                            1998                          1997
                                                      --------------                --------------
PG&E Corporation Common Stock Fund                          $ 36,135                      $331,535
Bond Index Fund                                                5,765                         1,919
Small Company Stock Index Fund                                 7,353                        (1,576)
Large Company Stock Index Fund                               286,170                        27,802
International Stock Index Fund                                 5,241                        (2,007)
Conservative Asset Allocation Fund                             4,174                           393
Moderate Asset Allocation Fund                                26,745                         1,665
Aggressive Asset Allocation Fund                              11,287                           109
Stable Value Fund                                                 44                           (93)
Diversified Equity Fund                                          ---                       229,087
Stock and Bond Fund                                              ---                        23,501
Utility Stock Fund                                               ---                           712
                                                      --------------                --------------
 Total Appreciation                                          382,914                       613,047
                                                      --------------                --------------

Allocated to the Plan                                        190,564                       273,033
Allocated to other plans                                     192,350                       340,014
                                                      --------------                --------------
                                                            $382,914                      $613,047
                                                      --------------                --------------

                       PACIFIC GAS AND ELECTRIC COMPANY
                          SAVINGS FUND PLAN - PART I

                         Notes to Financial Statements
                           December 31,1998 and 1997


(3)  Investments (cont.)
------------------------

Fund Value per Unit
-------------------

The net asset value per unit of the funds is determined by dividing the fair value of fund assets by the number of fund units outstanding. The total number of units held by the Plan and the value per unit of the Funds for the four quarters ended December 31, 1998 and 1997 are as follows:


                                    1998                   1997                 1998                1997
                                              31-Mar                                      30-Jun
------------------------------------------------------------------------------------------------------------------------------------
PG&E Corporation Stock  Fund
   Number of Units                   23,297,687           29,431,516           27,710,141               28,629,271
   Value per Unit                  $      16.04         $      11.04         $      15.50             $      11.52

Bond Index Fund
   Number of Units                    2,520,222            1,349,024            2,646,581                1,368,616
   Value per Unit                  $      15.96         $      14.32         $      16.35             $      14.83

Small Company Stock
Index Fund
   Number of Units                    5,079,269                 N/A             5,389,794                     N/A
   Value per Unit                  $      10.91                 N/A          $      10.62                     N/A

Large Company Stock
Index Fund
   Number of Units                    3,411,269                 N/A             3,393,384                     N/A
   Value per Unit                  $     190.40                 N/A          $     196.64                     N/A


International Stock
Index Fund
   Number of Units                    1,801,552                 N/A              2,130,022                     N/A
   Value per Unit                  $       9.39                 N/A          $       9.51                      N/A

Conservative Asset
Allocation Fund
   Number of Units                    3,243,727                 N/A             3,384,580                      N/A
   Value per Unit                  $       5.40                 N/A          $       5.51                      N/A

Moderate Asset
Allocation Fund
   Number of Units                    9,897,233                 N/A             9,908,115                      N/A
   Value per Unit                  $      11.08                 N/A          $      11.28                      N/A

Aggressive Assets
Allocation Fund
   Number of Units                    2,330,106                 N/A             2,469,006                       N/A
   Value per Unit                  $      16.66                 N/A          $      16.93                       N/A

Stable Value Fund
   Number of Units                  132,132,568          138,595,533          141,428,055              139,548,320
   Value per Unit                  $       1.19         $       1.21         $       1.21             $       1.14

Diversified Equity Fund
   Number of Units                        N/A              3,581,542                 N/A                 3,661,539
   Value per Unit                         N/A           $     127.28                 N/A              $     150.54

Stock and Bond Fund
   Number of Units                        N/A             11,342,316                  N/A               11,200,710
   Value per Unit                         N/A           $       8.71                  N/A             $       9.52

Utility Stock Fund
   Number of Units                        N/A              1,168,560                  N/A                1,092,308
   Value per Unit                         N/A           $      16.21                  N/A         $          17.02




                                       1998                          1997                1998                    1997
                                                   30-Sep                                            31-Dec
------------------------------------------------------------------------------------------------------------------------------------

PG&E Corporation Stock  Fund
   Number of Units                          19,935,681             27,232,816           19,859,886            24,473,577
   Value per Unit                         $      15.83           $      11.17         $      15.76          $      14.69

Bond Index Fund
   Number of Units                           3,213,229              1,483,166            3,405,281             2,439,334
   Value per Unit                         $      17.05           $      15.34         $      17.11          $      15.73

Small Company Stock
Index Fund
   Number of Units                          4,985,759                   N/A             5,342,870               5164507
   Value per Unit                        $       8.78                   N/A           $     10.73           $      9.90

Large Company Stock
Index Fund
   Number of Units                          3,365,502                  N/A              3,274,589             3,371,278
   Value per Unit                              177.09                  N/A                 214.88                167.07

International Stock
Index Fund
   Number of Units                          2,047,741                  N/A              2,101,915             1,607,707
   Value per Unit                       $        8.16                  N/A           $       9.86          $       8.19

Conservative Asset
Allocation Fund
   Number of Units                          3,690,428                  N/A              3,824,906             3,001,968
   Value per Unit                        $       5.37                  N/A           $       5.83          $       5.09

Moderate Asset
Allocation Fund
   Number of Units                          9,495,914                  N/A              9,464,764             9,979,590
   Value per Unit                        $      10.62                  N/A           $      11.96          $      10.22

Aggressive Assets
Allocation Fund
   Number of Units                          2,423,288                  N/A              2,440,544             2,304,445
   Value per Unit                        $      15.37                  N/A           $      17.99          $      15.04

Stable Value Fund
   Number of Units                        162,457,439            138,956,779          170,849,363           128,161,257
   Value per Unit                        $       1.23           $       1.16         $       1.25          $       1.18

Diversified Equity Fund
   Number of Units                              N/A               3,750,526                  N/A               N/A
   Value per Unit                               N/A            $     162.36                  N/A               N/A

Stock and Bond Fund
   Number of Units                              N/A              11,270,203                  N/A               N/A
   Value per Unit                               N/A            $      10.11                  N/A               N/A

Utility Stock Fund
   Number of Units                              N/A                 985,901                   N/A              N/A
   Value per Unit                               N/A            $      17.85                   N/A              N/A


(4)   TAX STATUS
---  -----------

The Internal Revenue Service (IRS) has ruled that the Plan is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and the trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been made in the financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

The Company received a favorable tax determination letter from the IRS in November of 1995. Accordingly, the Plan sponsor believes that the Plan continues to be designed and operated in accordance with IRS requirements.

(4)   SUBSEQUENT EVENT
----  ----------------

Effective June 1, 1999, the Plan was amended to merge with other affiliated company plans forming the new PG&E Corporation Retirement Savings Plan. Upon the merger, the Plan's trustee will change from State Street Bank and Trust Company to Fidelity Management Trust Company.